CORNING

Corning Incorporated
Corporate Communications Division
Corning, New York 14831 USA
607-974-9000
fax 607-974-8551

Kathryn C. Littleton
(607) 974-8206
John H. Abrams
(607) 974-8832

IMMEDIATE RELEASE
OCTOBER 10, 1994

Corning and Bioran Medical Laboratory Complete Merger
Of Clinical Laboratory Testing Operations

CORNING, N.Y., Oct. 10 - Corning Incorporated (NYSE:GLW) said today it has completed the merger of Bioran Medical Laboratory, a privately owned Cambridge, Massachusetts, firm specializing in clinical laboratory testing for hospitals and physicians, with Corning's nationwide network of clinical laboratory testing operations.

Bioran will operate in Cambridge as Corning Bioran, a unit of Corning Clinical Laboratories. Dr. J.R. Fennell, Bioran's current president, will oversee Corning's Boston-based clinical testing operations. Bioran had been owned and operated by the Fennell family since 1968.

Corning entered the laboratory testing services market in 1982 when it acquired MetPath Inc. Today, Corning is a leader in the $32 billion nation-wide testing market and operates some 20 major clinical testing facilities in the United States. Corning additionally provides a comprehensive range of pharmaceutical testing services through Corning Pharmaceutical Services. For 1993, Corning's combined laboratory services revenues were $1.3 billion.

Corning Incorporated is a Fortune 200 company which competes in four market segments: specialty materials, communications, laboratory services, and consumer products. Its 1993 sales totaled $4 billion.

- -30-

Corning Investor Relations Contact: Richard B. Klein, (607) 974-8313.